Exhibit 2.5
SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
This Second Amendment to Purchase and Sale Agreement (this “Amendment”), is dated December 18, 2023, by and between MESQUITE COMANCHE HOLDINGS, LLC, a Delaware limited liability company (“Comanche Holdings”), and SN EF MAVERICK, LLC, a Delaware limited liability company (“SN EF Maverick”, and collectively with Comanche Holdings, “Seller”), on the one part, and JAVELIN EF L.P., a Delaware limited partnership (“Purchaser”), on the other part. Purchaser and Seller are each a “Party” and collectively the “Parties.”
WHEREAS, the Parties entered into that certain Purchase and Sale Agreement dated May 2, 2023 (the “Original Purchase Agreement”) and amended the Original Purchase Agreement pursuant to that certain First Amendment to Purchase and Sale Agreement dated July 3, 2023 (the “First Amendment” and together with the Original Purchase Agreement, the “Purchase Agreement”);
WHEREAS, at Closing, certain Assets were not conveyed to Purchaser due to unsatisfied Specified Consent Requirements (the “Friday Consents”) in accordance with Section 4.6(b) of the Purchase Agreement; and
WHEREAS, the Parties have been using Commercially Reasonable Efforts to obtain the Friday Consents and desire to amend the Purchase Agreement to extend the time to seek the Friday Consents.
NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and in the Purchase Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, hereby agree as follows:
1.Certain Definitions. Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings set forth for such terms in the Purchase Agreement.
2.Amendment to Section 4.6(b) of the Purchase Agreement. The last sentence and the penultimate sentence of Section 4.6(b) of the Purchase Agreement is hereby deleted in its entirety and replaced in its entirety with the following:
[Redacted].
3.Ratification. From and after the date of this Amendment, all references to the Purchase Agreement set forth therein or in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Purchase Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time by the parties. This Amendment shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Purchase Agreement, except as expressly set forth herein. As amended hereby, the Purchase Agreement shall continue in full force and effect according to its terms.
4.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one Amendment. Either Party’s delivery of an executed counterpart signature page by email is as effective as executing and delivering this Amendment in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.

5.Incorporation. The provisions of the following Sections of the Purchase Agreement are hereby incorporated into this Amendment, mutatis mutandis: Sections 13.2 through 13.11, Section 13.13, 13.14, and 13.16.
[Remainder of Page Left Intentionally Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first above written.

SELLER:

    MESQUITE COMANCHE HOLDINGS, LLC

    By:    /s/ Cameron W. George
    Name:    Cameron W. George
    Title:    Chief Executive Officer

SN EF MAVERICK, LLC

    By:    /s/ B. Scott Wike
    Name:    B. Scott Wike
    Title: Authorized Signatory

Signature Page to Second Amendment to Purchase and Sale Agreement

    PURCHASER:

    JAVELIN EF L.P.
    By: Javelin EF GP LLC, its general partner

    By:    /s/ John D. Jacobi
    Name:    John D. Jacobi
    Title:    President and Chief Executive Officer

Signature Page to Second Amendment to Purchase and Sale Agreement